EXHIBIT 99.2

PRESS RELEASE                                       Source: Tag-It Pacific, Inc.

        TAG-IT PACIFIC, INC. CONFIRMS FOURTH QUARTER AND YEAR END RESULTS
                 MANAGEMENT CONFIRMS RESULTS ANNOUNCED MARCH 31

LOS ANGELES--April 4, 2005--Tag-It Pacific, Inc. (AMEX: TAG), a full service outsourced trim management department for manufacturers of fashion apparel, today announced that the financial results released March 31, 2005, covering the Company's fourth quarter and fiscal year ended December 31, 2004, have been finalized with no changes. The announcement comes following finalization with the Company's independent auditors.

About Tag-It Pacific, Inc.

Tag-It specializes in the distribution of a full range of trim items to manufacturers of fashion apparel, specialty retailers and mass merchandiser.
Tag-It acts as a full service outsourced trim management department for manufacturers of fashion apparel such as a large specialty retailer, Kellwood and Azteca Production International. Tag-it also serves as a specified supplier of trim items to specific brands, brand licensees and retailers, including Levi Strauss & Co., Motherworks, Express, The Limited, Miller's Outpost and Lerner, among others. In addition, Tag-It distributes zippers under its Talon brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart and JC Penney, among others. In 2002, Tag-It created a new division under the TekFit brand name. This division develops and sells apparel components that utilize the patented Pro-Fit technology, including a stretch waistband.

Forward Looking Statements:

With the exception of the historical information, this press release and the financial results press release issued March 31, 2005, contain forward-looking statements, as referenced in the Private Securities Litigation Reform Act.
Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in these press releases include projected revenue growth, operating income and gross margins, revenue composition and the successful implementation of our zipper franchise strategy. Factors which could cause actual results to differ materially from these forward-looking statements include an unfavorable outcome in our litigation with Pro-Fit Holdings relating to our stretch waistbands, the unanticipated loss of one or more major customers, economic conditions, the availability and cost of financing, the risk of a softening of customer acceptance of the Company's products, risks of introduction by competitors of trim management systems with similar or better functionality than our Managed Trim Solution, default by our Talon franchisees in their obligations to us, pricing pressures and other competitive factors, potential fluctuations in quarterly operating results, our management of potential growth and the risks of expansion into new business areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
     For Tag-It Pacific, Inc.:
     Hayden Communications, Inc.
     Matthew Hayden, 858-704-5065
     matt@haydenir.com
     www.haydenir.com